United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2010
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 29, 2010, a lawsuit was filed against VaxGen, Inc. and OXiGENE, Inc. by Oyster Point Tech Center, LLC (the “Landlord”) in the Superior Court of California, County of San Mateo. The action, first served on OXiGENE on February 2, 2010, among other things, alleges against VaxGen breach of contract, anticipatory breach of contract, and breach of an implied covenant of good faith and fair dealing in connection with VaxGen’s entering into the Agreement and Plan of Merger, dated as of October 14, 2009, with OXiGENE, and alleges against OXiGENE tortious interference with the lease contract between VaxGen and the Landlord. The complaint seeks unspecified damages, attorneys’ fees and costs, and a temporary restraining order enjoining the merger until the lawsuit is resolved. OXiGENE believes that the allegations of the complaint are meritless.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer